Exhibit (d)(4)(i)

                                    Exhibit A
                                       to
                          Expense Limitation Agreement
                            Amended January 28, 2010

Fund                                        Class       Expense Cap   Termination Date
----                                        -----       -----------   ----------------
Smith Group Large Cap Core Growth Fund      Class I     0.79%         05/28/11
Smith Group Large Cap Core Growth Fund      Class II    1.04%         05/28/11
Mount Lucas U.S. Focused Equity Fund        Class I     0.95%         09/27/11
Mount Lucas U.S. Focused Equity Fund        Class II    1.20%         09/27/11
Dynamic Energy Fund                         Class I     1.25%         03/13/12
Dynamic Energy Fund                         Class II    1.50%         03/13/12
Dynamic Energy Income Fund                  Class I     1.15%         03/13/12
Dynamic Energy Income Fund                  Class II    1.40%         03/13/12
Dynamic Global Growth Fund                  Class I     1.15%         03/13/12
Dynamic Global Growth Fund                  Class II    1.40%         03/13/12
Dynamic Growth Navigator Fund               Class I     1.25%         03/13/12
Dynamic Growth Navigator Fund               Class II    1.50%         03/13/12
Dynamic Infrastructure Fund                 Class I     1.25%         03/13/12
Dynamic Infrastructure Fund                 Class II    1.50%         03/13/12
Dynamic Natural Resources Fund              Class I     1.25%         03/13/12
Dynamic Natural Resources Fund              Class II    1.50%         03/13/12
Dynamic Contrarian Advantage Fund           Class I     1.15%         03/13/12
Dynamic Contrarian Advantage Fund           Class II    1.40%         03/13/12
Dynamic Discovery Fund                      Class I     1.25%         03/13/12
Dynamic Discovery Fund                      Class II    1.50%         03/13/12
Dynamic Gold & Precious Metals Fund         Class I     1.25%         03/13/12
Dynamic Gold & Precious Metals Fund         Class II    1.50%         03/13/12
Dynamic North American Value Fund           Class I     1.05%         03/13/12
Dynamic North American Value Fund           Class II    1.30%         03/13/12
Dynamic U.S. Growth Fund                    Class I     0.95%         03/13/12
Dynamic U.S. Growth Fund                    Class II    1.20%         03/13/12
Dynamic U.S. Value Fund                     Class I     0.95%         03/13/12
Dynamic U.S. Value Fund                     Class II    1.20%         03/13/12
JOHCM International Select Fund             Class I     1.09%         07/31/12
JOHCM International Select Fund             Class II    1.34%         07/31/12